Exhibit 99.1

Edwards Lifesciences Corporation One Edwards Way · Irvine, CA USA · 92614 Phone: 949.250.2500 · www.edwards.com

FOR IMMEDIATE RELEASE

Media Contact: Amy Meshulam, 949-250-4009

Investor Contact: Mark Wilterding, 949-250-6826

EDWARDS LIFESCIENCES ANNOUNCES CFO TRANSITION PLAN

IRVINE, Calif., Oct. 30, 2025 — Edwards Lifesciences (NYSE: EW) today announced that Scott Ullem, the company’s chief financial officer, has decided to transition from his role by midyear 2026. While the company initiates a selection process to appoint a new CFO, this planned transition will enable continuity and a smooth transfer of responsibilities. Following the appointment of a new CFO, Ullem will continue in an advisory role.

About Edwards Lifesciences

Edwards Lifesciences is the leading global structural heart innovation company, driven by a passion to improve patient lives. Through breakthrough technologies, world-class evidence and partnerships with clinicians and healthcare stakeholders, our employees are inspired by our patient-focused culture to deliver life-changing innovations to those who need them most. Discover more at www.edwards.com and follow us on LinkedIn, Facebook, Instagram and YouTube.

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend the forward-looking statements contained in this release to be covered by the safe harbor provisions of such Acts. These forward-looking statements can sometimes be identified by the use of forward-looking words, such as “may,” “might,” “believe,” “will,” “expect,” “project,” “estimate,” “should,” “anticipate,” “plan,” “goal,” “continue,” “seek,” “intend,” “optimistic,” “aspire,” “confident” and other forms of these words and include, but are not limited to, statements regarding the plan to transition Mr. Ullem, including the timing of the transition, and the transition goals of enabling continuity and a smoother transfer, as well as Mr. Ullem continuing in an advisory role and other statements that are not historical facts . Forward-looking statements are based on estimates and assumptions made by management of the company and are believed to be reasonable, though they are inherently uncertain and difficult to predict. Our forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement. Investors are cautioned not to unduly rely on such forward-looking statements.

Forward-looking statements involve risks and uncertainties that could cause results to differ materially from those expressed or implied by the forward-looking statements based on a number of factors as detailed in the company’s filings with the Securities and Exchange Commission. These filings, along with important safety information about our products, may be found at Edwards.com.

Edwards, Edwards Lifesciences, and the stylized E logo, are trademarks of Edwards Lifesciences Corporation. All other trademarks are the property of their respective owners.

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